FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                    777 EAST WISCONSIN AVENUE                    SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                  414/297-5660

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                                 012156/0103

                                October 25, 2001


The Primary Income Funds, Inc.
700 North Water Street
Milwaukee, Wisconsin  53202

Gentlemen:

          We have acted as counsel for The Primary Income Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Primary Income Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable, except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.

          We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        Foley & Lardner